DERIVED INFORMATION [3/27/06]

[$1,556,000,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,584,800,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-4

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

[U.S. Bank, N.A.]
Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

FICO and LTV	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	205,789	511,590,975	32.5	7.28	0.1	652	40.5	69.6	79.2	5.5	92.1	61.2	17.3	21.4	25.3	36.5
FICO 500-525 and LTV>65	140,064	40,198,264	2.6	9.11	0.0	514	42.3	76.4	80.4	9.4	98.1	69.9	9.3	20.8	0.0	11.2
FICO 525-550 and LTV>65	153,093	75,781,077	4.8	8.73	0.2	537	41.5	79.1	83.5	10.8	97.4	72.0	14.0	14.0	0.1	14.3
FICO 550-575 and LTV>65	160,481	130,631,786	8.3	8.48	2.1	563	41.6	81.6	85.3	6.7	94.3	73.2	11.8	15.1	1.7	12.2
FICO 575-600 and LTV>70	138,019	188,257,570	12.0	8.21	1.2	588	40.7	84.0	86.3	6.3	96.6	79.6	10.7	9.7	14.5	16.1
FICO 600-625 and LTV>70	155,598	233,241,548	14.8	7.86	0.9	612	41.0	83.6	82.0	7.4	95.8	73.3	12.2	14.4	25.2	20.3
FICO 625-650 and LTV>70	166,833	246,913,420	15.7	7.78	1.3	637	41.4	84.1	79.7	8.0	94.0	64.2	17.5	18.2	30.2	25.4
FICO 650-675 and LTV>80	130,476	72,283,496	4.6	8.10	4.0	662	39.1	91.4	75.6	5.5	90.5	70.5	19.4	10.1	26.2	27.2
FICO 675-700 and LTV>80	151,132	45,188,613	2.9	7.93	5.2	687	37.5	90.9	68.6	8.5	81.8	66.3	18.9	14.8	19.8	28.5
FICO 700-725 and LTV>80	123,799	16,712,845	1.1	8.10	8.1	711	35.6	92.2	75.3	5.3	84.5	56.1	34.2	9.7	23.0	32.3
FICO 725-750 and LTV>85	111,684	7,259,428	0.5	8.42	1.2	736	38.4	94.3	68.8	11.4	82.0	65.7	19.7	14.5	27.3	22.0
FICO 750-775 and LTV>85	149,059	4,769,899	0.3	8.07	0.0	756	38.6	93.6	70.4	5.0	86.7	44.0	47.4	8.6	25.9	44.4
FICO 775-800 and LTV>85	154,209	1,850,505	0.1	8.46	0.0	784	36.2	91.0	86.9	3.9	54.1	42.1	18.3	39.6	0.0	27.6
FICO=>800 and LTV>85	404,893	404,893	0.0	8.27	0.0	804	42.0	90.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	100.0
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5

LTV and DTI	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	162,712	1,405,019,963	89.2	7.86	0.9	625	39.2	79.4	80.7	6.9	93.1	65.5	16.8	17.7	22.2	25.7
LTV 0-60 and DTI>50	175,547	12,639,361	0.8	7.63	0.0	593	52.8	50.1	82.0	7.9	94.5	86.8	4.8	8.4	3.2	43.7
LTV 60-65 and DTI>50	201,785	7,869,616	0.5	7.13	0.0	583	52.9	62.2	86.9	9.4	91.6	97.9	0.0	2.1	5.1	39.0
LTV 65-70 and DTI>50	217,458	10,003,049	0.6	7.38	0.0	584	53.4	67.2	75.3	9.5	97.4	89.7	0.0	10.3	1.5	34.9
LTV 70-75 and DTI>50	219,809	17,804,522	1.1	7.33	0.0	595	52.7	72.4	78.4	10.8	93.5	87.2	3.3	9.6	3.2	33.1
LTV 75-80 and DTI>50	225,985	18,756,792	1.2	7.58	0.0	597	52.8	77.3	73.9	9.4	96.6	78.8	8.7	12.5	4.2	19.2
LTV 80-85 and DTI>50	216,142	45,173,658	2.9	7.60	1.8	616	52.8	80.8	83.6	4.7	97.6	83.1	4.5	12.3	19.6	24.9
LTV 85-90 and DTI>50	195,494	16,812,505	1.1	7.86	9.7	599	52.9	86.7	89.8	4.0	97.9	91.7	5.3	3.0	7.4	17.2
LTV 90-95 and DTI>50	178,685	24,837,192	1.6	8.00	10.1	607	52.8	90.4	75.9	5.6	95.8	95.4	1.9	2.7	9.1	15.8
LTV 95-100 and DTI>50	156,394	7,506,935	0.5	8.02	0.0	633	53.4	95.2	76.8	0.9	100.0	94.3	3.9	1.7	8.2	8.3
LTV=>100 and DTI>50	101,891	8,660,724	0.5	9.13	0.0	644	53.6	100.0	85.9	1.2	100.0	88.3	1.9	9.7	0.0	6.0
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5

DTI and FICO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	159,225	804,245,745	51.1	7.64	1.5	657	35.9	80.2	78.6	6.8	90.7	64.0	19.7	16.1	26.2	29.0
DTI 0.1 - 20.0 & FICO<525	67,047	804,558	0.1	9.48	0.0	516	16.6	61.6	94.7	0.0	100.0	78.1	5.9	16.0	0.0	0.0
DTI 20.1 - 25.0 & FICO<525	115,729	2,083,117	0.1	8.86	0.0	514	22.9	70.6	92.8	0.0	98.2	64.6	12.2	23.2	0.0	25.2
DTI 25.1 - 30.0 & FICO<550	115,853	10,774,336	0.7	8.59	0.0	530	27.6	71.5	87.6	4.5	96.8	78.2	15.5	6.4	0.0	20.2
DTI 30.1 - 35.0 & FICO<575	137,189	34,160,100	2.2	8.47	1.3	548	32.4	74.9	84.0	8.8	95.3	76.2	13.8	10.0	0.4	14.7
DTI 35.1 - 40.0 & FICO<600	146,759	69,123,259	4.4	8.32	0.2	561	37.5	75.1	84.1	8.2	96.0	71.1	13.2	15.6	3.6	19.0
DTI 40.1 - 45.0 & FICO<625	164,141	162,663,329	10.3	8.02	0.1	581	42.5	77.4	83.6	6.6	97.4	67.8	14.5	17.7	13.6	20.5
DTI 45.1 - 50.0 & FICO<650	183,845	319,890,939	20.3	8.08	0.2	598	47.7	79.9	82.6	6.8	95.9	66.1	11.6	22.3	24.0	23.3
DTI 50.1 - 55.0 & FICO<675	190,105	155,886,492	9.9	7.83	2.4	594	52.2	79.3	80.1	7.6	96.4	84.6	4.0	11.4	8.9	21.2
DTI=>55.0 & FICO<700	198,108	15,452,443	1.0	7.61	1.7	596	56.3	78.7	96.1	0.0	99.2	95.7	4.3	0.0	4.4	39.0
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5

Limited and Stated Doc	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	151,426	1,069,974,523	67.9	7.69	1.7	618	40.4	79.7	84.3	5.9	95.5	99.9	0.0	0.0	22.0	23.4
FICO 500-525 & Limited or Stated Doc	162,851	16,122,230	1.0	9.28	0.0	514	41.9	69.1	69.6	15.7	98.8	0.0	26.5	73.5	0.0	18.4
FICO 525-550 & Limited or Stated Doc	182,437	30,831,921	2.0	8.89	0.0	538	41.6	71.8	80.0	7.9	95.9	0.0	41.5	58.5	0.0	19.2
FICO 550-575 & Limited or Stated Doc	169,032	41,243,705	2.6	8.75	0.0	562	40.3	76.1	80.4	6.9	88.2	0.0	41.3	58.7	0.6	19.2
FICO 575-600 & Limited or Stated Doc	202,571	51,250,362	3.3	8.29	0.0	588	39.9	77.0	74.6	10.5	89.8	0.0	47.0	53.0	4.0	27.5
FICO 600-625 & Limited or Stated Doc	205,689	75,899,129	4.8	8.20	0.0	613	41.2	78.6	73.9	11.6	90.3	0.0	42.1	57.9	12.2	26.3
FICO 625-650 & Limited or Stated Doc	197,414	97,522,542	6.2	8.15	0.0	637	41.7	80.3	72.5	10.0	91.8	0.0	46.5	53.5	21.7	27.4
FICO 650-675 & Limited or Stated Doc	224,244	82,746,210	5.3	7.88	0.0	662	41.8	80.0	72.1	6.7	91.7	0.0	55.9	44.1	32.9	34.6
FICO 675-700 & Limited or Stated Doc	232,038	46,639,702	3.0	7.84	0.0	685	41.8	82.3	69.8	7.6	84.3	0.0	52.4	47.6	30.5	36.9
FICO 700-725 & Limited or Stated Doc	242,304	28,107,308	1.8	7.65	0.0	711	42.8	81.3	72.2	4.6	82.0	0.0	63.1	36.9	29.4	41.9
FICO 725-750 & Limited or Stated Doc	202,043	13,940,939	0.9	7.96	0.0	735	40.4	80.4	61.2	12.6	83.2	0.0	54.4	45.6	28.1	29.5
FICO 750-775 & Limited or Stated Doc	267,423	13,371,170	0.8	7.69	0.0	759	43.0	82.0	67.3	5.6	78.4	0.0	58.9	41.1	24.7	51.4
FICO 775-800 & Limited or Stated Doc	309,774	7,434,579	0.5	7.66	0.0	784	41.4	78.1	71.2	5.2	61.3	0.0	39.2	60.8	31.0	59.1
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5

IO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	149,342	1,247,748,949	79.2	8.03	1.4	615	40.2	79.0	81.4	6.5	92.4	66.8	14.7	18.4	0.0	20.6
FICO 525-550 & InterestOnly	102,170	102,170	0.0	10.00	0.0	530	30.1	85.0	100.0	0.0	100.0	100.0	0.0	0.0	100.0	0.0
FICO 550-575 & InterestOnly	193,983	2,327,800	0.1	9.08	0.0	567	45.7	82.2	82.0	0.0	97.9	88.6	0.0	11.4	100.0	2.1
FICO 575-600 & InterestOnly	265,532	30,536,163	1.9	7.46	0.0	589	43.0	79.8	87.4	4.1	100.0	93.3	4.5	2.2	100.0	36.4
FICO 600-625 & InterestOnly	264,838	64,090,764	4.1	7.23	0.0	614	43.3	79.8	80.3	8.9	99.4	85.5	9.5	5.0	100.0	34.6
FICO 625-650 & InterestOnly	267,759	78,989,008	5.0	7.24	0.0	636	42.9	81.2	78.6	10.7	99.0	73.2	13.3	13.4	100.0	38.8
FICO 650-675 & InterestOnly	284,938	75,793,402	4.8	7.13	0.0	661	42.1	80.9	72.5	8.4	97.2	64.1	25.8	10.1	100.0	45.9
FICO 675-700 & InterestOnly	306,061	34,584,939	2.2	6.92	0.0	685	42.0	80.7	73.1	9.1	96.2	58.8	21.8	19.3	100.0	52.9
FICO 700-725 & InterestOnly	327,049	20,604,091	1.3	6.72	0.0	712	42.8	80.0	79.1	4.7	94.6	59.9	33.1	7.0	100.0	65.2
FICO 725-750 & InterestOnly	319,988	9,919,637	0.6	6.69	0.0	734	42.5	78.3	80.4	7.7	95.9	60.5	24.5	15.0	100.0	56.1
FICO 750-775 & InterestOnly	358,170	6,088,891	0.4	6.89	0.0	762	41.7	81.7	70.2	8.9	88.5	45.9	46.6	7.6	100.0	78.5
FICO 775-800 & InterestOnly	330,654	4,298,504	0.3	7.07	0.0	783	41.3	78.4	97.3	0.0	78.5	46.3	31.3	22.4	100.0	75.7
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5

2nd Lien	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	191,437	1,505,271,445	95.6	7.70	1.2	622	41.2	78.4	80.8	6.7	93.2	66.9	16.0	17.1	21.7	25.6
FICO < 500 & 2nd Lien	14,456	14,456	0.0	12.00	0.0	496	12.0	100.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0
FICO 525-550 & 2nd Lien	30,581	91,743	0.0	10.16	0.0	542	40.2	98.2	64.9	35.1	100.0	100.0	0.0	0.0	0.0	0.0
FICO 550-575 & 2nd Lien	45,312	135,937	0.0	12.99	0.0	567	43.9	100.0	75.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0
FICO 575-600 & 2nd Lien	35,454	13,224,495	0.8	11.61	0.0	590	27.9	99.2	80.5	10.9	100.0	100.0	0.0	0.0	0.0	14.7
FICO 600-625 & 2nd Lien	37,679	14,204,882	0.9	11.28	0.0	612	29.3	99.1	80.9	9.3	100.0	96.9	1.5	1.6	0.0	15.1
FICO 625-650 & 2nd Lien	41,999	15,665,717	1.0	10.86	0.0	637	31.0	99.2	79.8	10.0	100.0	85.0	5.5	9.5	0.0	20.0
FICO 650-675 & 2nd Lien	48,192	12,867,309	0.8	10.52	0.0	662	28.4	99.6	76.5	5.5	100.0	87.5	2.5	10.0	0.0	27.7
FICO 675-700 & 2nd Lien	48,674	6,570,975	0.4	10.36	0.0	685	29.1	98.7	79.6	5.6	100.0	81.7	4.6	13.7	0.0	29.5
FICO 700-725 & 2nd Lien	55,160	3,861,212	0.2	10.28	0.0	711	32.1	99.5	77.6	11.3	100.0	79.4	1.3	19.4	0.0	42.1
FICO 725-750 & 2nd Lien	55,136	1,984,902	0.1	10.39	0.0	735	33.5	99.9	44.8	27.4	100.0	69.3	6.1	24.6	0.0	40.0
FICO 750-775 & 2nd Lien	59,685	1,014,650	0.1	9.88	0.0	759	31.1	99.7	68.1	6.3	100.0	86.3	0.0	13.7	0.0	43.0
FICO 775-800 & 2nd Lien	35,319	176,594	0.0	10.46	0.0	779	29.8	99.9	59.0	41.0	100.0	75.5	0.0	24.5	0.0	0.0
Total:	165,398	1,575,084,318	100.0	7.85	1.1	623	40.7	79.3	80.7	6.8	93.5	67.9	15.4	16.7	20.8	25.5